                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-37102
                    5 1/4% Convertible Senior Notes due 2010 CUSIP No. 65332VAY9



                           NEXTEL COMMUNICATIONS, INC.

                  PROSPECTUS SUPPLEMENT DATED NOVEMBER 14, 2000
                        TO PROSPECTUS DATED JUNE 16, 2000

       The selling security holders table on pages 18 - 22 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 5 1/4% convertible senior notes due 2010:



                                                                  Convertible Notes                        Common Stock
                                                       --------------------------------------   ----------------------------------

                                                       Principal Amount   Principal Amount of
                                                        of Convertible     Convertible Notes    Number of Shares  Number of Shares
         Name of Selling Security Holder                  Notes Owned           Offered              Owned            Offered
         -------------------------------                  -----------           -------              -----            -------
Goldman Sachs and Company (1)                              4,000,000           4,000,000              -0-               -0-

ING Barings LLC                                             60,000               60,000               -0-               -0-

Salomon Smith Barney Inc.                                  4,750,000           4,750,000              -0-               -0-





(1) This entity and/or its affiliates have provided, and may from time to time provide, investment banking services to Nextel, including, among other things, acting as lead and/or co-manager with respect to offerings of debt and equity securities.